UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Securities Exchange Act of 1934

(Amendment No.      )

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☐	Soliciting Material Pursuant to Section 240.14a-12

TEXAS INDUSTRIES, INC.

(Name of Registrant as Specified in Its Charter)

SHAMROCK ACTIVIST VALUE FUND, L.P.

SHAMROCK ACTIVIST VALUE FUND IV, L.P.

SHAMROCK ACTIVIST VALUE FUND GP, L.L.C.

SHAMROCK PARTNERS ACTIVIST VALUE FUND, L.L.C.

SHAMROCK CAPITAL ADVISORS, INC.

SHAMROCK HOLDINGS OF CALIFORNIA, INC.

SHAMROCK HOLDINGS, INC.

STANLEY P. GOLD

DENNIS A. JOHNSON

MARJORIE L. BOWEN

GARY L. PECHOTA

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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On October 15, 2009, Shamrock Activist Value Fund, L.P. issued the following press release:

FOR IMMEDIATE RELEASE

Shamrock Activist Value Fund, L.P.

4444 Lakeside Drive, Burbank, CA 91505

Contact: Clifford A. Miller (cmiller@shamrock.com)
(818) 973-4297
-or-
Sitrick And Company
Michael Sitrick (mike_sitrick@sitrick.com)
Aaron Curtiss (aaron_curtiss@sitrick.com)
(310) 788-2850

Glass, Lewis & Co. Supports Shamrock Activist Value

Fund, L.P. in Texas Industries Proxy Contest

Four Independent Proxy Advisory Firms Now Support

Shamrock Activist Value Fund, L.P.

BURBANK, Calif. (Oct. 15, 2009) – Citing what it described as “a pattern of unresponsiveness to shareholder issues” by the Texas Industries, Inc. (NYSE:TXI) board of directors, independent proxy advisory firm Glass, Lewis & Co. today recommended that shareholders vote the WHITE proxy card “FOR” two of the Shamrock Activist Value Fund, L.P.’s nominees to the Texas Industries board and “FOR” all three of the Shamrock Activist Value Fund, L.P.’s corporate governance shareholder proposals at the company’s annual meeting of shareholders scheduled for Oct. 22, 2009.

In its recommendation, Glass Lewis stated it believes “the governance reforms proposed by Shamrock [in its three shareholder proposals] are in the best interests of shareholders.”

Dennis A. Johnson, CFA, managing director of Shamrock Capital Advisors, the investment manager advisor for the Shamrock Activist Value Fund, said: “We appreciate the support of Glass Lewis and are gratified that four independent proxy advisory firms have endorsed our efforts to change the status quo at Texas Industries.”

Glass Lewis is the fourth independent proxy advisory firm to support the Shamrock Activist Value Fund, L.P.’s efforts. RiskMetrics Group, Proxy Governance, Inc. and Egan-Jones Proxy Services all previously recommended that Texas Industries shareholders vote the WHITE proxy card “FOR” all three Shamrock Activist Value Fund, L.P. nominees and “FOR” all three of its corporate governance shareholder proposals.

Shamrock Activist Value Fund is one of five separate investment funds managed by Shamrock Capital Advisors, Inc., a subsidiary of Shamrock Holdings, Inc., the investment vehicle of the Roy E. Disney family. Together with its parallel investment vehicle, the Shamrock Activist Value Fund, L.P. owns 10.2% of Texas Industries shares.

About Glass, Lewis & Co., LLC

Glass, Lewis & Co. LLC is a leading independent governance analysis and proxy voting firm, serving institutional investors that collectively manage more than $17 trillion in assets. With research focused on the long-term financial impact of investment and proxy decisions, Glass Lewis empowers institutional investors to make decisions by uncovering and assessing business, legal, governance and accounting risk at more than 18,000 companies in over 80 countries.

The Shamrock Activist Value Fund, L.P. has filed its definitive proxy materials for the 2009 Annual Meeting of Texas Industries Shareholders with the Securities and Exchange Commission (the “SEC”). Copies of all proxy materials Shamrock Activist Value Fund, L.P. files with the SEC are available without charge at the SEC’s website at www.sec.gov and its definitive proxy materials also may be obtained without charge at http://www.shamrock-txiproxy.com. Information regarding the participants in the Shamrock Activist Value Fund, L.P.’s solicitation of proxies for the annual meeting is contained in Shamrock Activist Value Fund, L.P.’s definitive proxy statement, which also contains information regarding why Shamrock Activist Value Fund, L.P. believes Texas Industries shareholders should vote the WHITE proxy card “FOR” its three director nominees and “FOR” its three shareholder proposals. Shareholders who need assistance voting their shares may contact MacKenzie Partners, Inc., Shamrock Activist Value Fund, L.P.’s proxy solicitor by calling (800) 322-2885 or e-mailing to savf-txi@mackenziepartners.com.

Permission to reprint Glass, Lewis & Co. statements was neither sought nor obtained.

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